Exhibit 99.1

Agrify Corporation Announces Pricing of $2.6 Million Public Offering

Troy, MI, Feb. 28, 2024 – Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced the pricing of its public offering of 6,723,684 shares of common stock (or pre-funded warrants in lieu thereof) at a public offering price of $0.38 per share. Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $2.6 million.

The Company intends to use the net proceeds for working capital and general corporate purposes, which may include capital expenditures and repayment of debt.

The offering is expected to close on February 28, 2024, subject to customary closing conditions.

Advisor Details

Alexander Capital L.P. is acting as sole placement agent for the offering. Burns & Levinson LLP served as counsel to the Company. Lucosky Brookman LLP served as counsel to the placement agent.

The securities described above are being offered by Agrify pursuant to a registration statement on Form S-1, as amended (File No. 333-276724) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2024. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Agrify Corporation

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs), enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI (return on investment) at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless extraction, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit our website at http://www.agrify.com.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Agrify does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: IR@agrify.com